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                                                            EXHIBIT 99.1


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                       CSX TRADE RECEIVABLES CORPORATION,
                                    SELLER,

                           CSX TRANSPORTATION, INC.,
                                   SERVICER,

                                      AND

                           THE CHASE MANHATTAN BANK,
                        A NEW YORK BANKING CORPORATION,
                                    TRUSTEE

                      -----------------------------------
                                AMENDMENT NO. 1

                            dated as of June __, 1998

                      -----------------------------------
                                  Amending the

                              AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT



                          Dated as of October 27, 1993


                         Among the Seller, the Servicer
                                and the Trustee

================================================================================

     AMENDMENT NO. 1 ("Amendment"), dated as of the ____ day of June, 1998, to the Amended and Restated Pooling and Servicing Agreement (the "Agreement"), dated as of October 27, 1993, by and among CSX Trade Receivables Corporation, a Delaware corporation (the "Seller"); CSX Transportation, Inc., a Virginia corporation (the "Servicer"); and The Chase Manhattan Bank, a New York banking corporation, as successor in interest to Chemical Bank, as Trustee (the "Trustee").

     WHEREAS, the Seller, the Servicer and the Trustee wish to amend the Agreement on the terms and conditions set forth herein; and

     WHEREAS, Section 13.01 of the Agreement permits the Seller, the Servicer and the Trustee to amend the Agreement without the consent of any Investor Certificateholder, any Purchaser or any Purchaser Agent, provided that such amendment shall not adversely affect the interests of any Investor Certificateholder or Purchaser or otherwise have an Adverse Effect.

     NOW THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:


I.  Amendments
--------------

          The following articles and sections of the Agreement are hereby amended as listed:

          Section 1.01:
          ------------

          The definition of "Appointment Date" shall be deleted in its entirety.

          The definition of "Due Period" shall be deleted in its entirety and replaced with the following:

               "Due Period" shall mean, with respect to any Distribution Date, the preceding Fiscal Month.

          The following proviso shall be added to the end of clause (a) of the definition of "Eligible Receivable":

               provided that (i) in the event the Standard and Poor's short term
               --------
          currency rating of Canada falls to A-1 or the Moody's long term rating of Canada's United States dollar obligations falls to A1, to the extent that the aggregate amount of Receivables with respect to Obligors domiciled in Canada exceeds 20% of the Pool Balance, such Receivables shall not be Eligible Receivables and (ii) in the event the Standard and Poor's short term currency rating of Canada falls below A-1, the Moody's long term rating of Canada's United States dollar obligations falls below A1 or the Moody's short term rating of Canada's United States dollar obligations falls below P1 no Receivable with respect to an Obligor domiciled in Canada shall be an Eligible Receivable;

          The proviso in clause (g) of the definition of "Eligible Receivable" shall be deleted in its entirety and replaced with the following:

               provided, that (i) so long as the Standard and Poor's short term currency rating of Canada is A-1 or above, the aggregate Outstanding Balance of Receivables payable in Canadian dollars shall not exceed 1% of the Pool Balance without satisfaction of the Rating Agency Condition and (ii) if the Standard and Poor's short term currency rating of Canada falls below A-1, then the aggregate Outstanding Balance of Receivables payable in Canadian dollars shall not exceed 0% of the Pool Balance without satisfaction of the Rating Agency Condition.

          The words "and the Servicer" following the second parenthetical in Clause (l) of the definition of "Eligible Receivable" shall be deleted.

          The following clause (r) shall be added to the definition of "Eligible Receivable:"

               which, with respect to Receivables generated on or after September 30, 1999, is generated, recorded and processed under the Servicer's Customer Order Processing System, or a system of similar functionality, which is year 2000 enabled, unless the failure to so generate, record and process such Receivable would not have an Adverse Effect.

          The word "and" following paragraph (p) of the definition of "Eligible Receivable" shall be moved to the end of the immediately following paragraph and the period immediately preceding shall be replaced with a semicolon.

          The definition of "Insolvency Proceeds" shall be deleted in its entirety.

          The definition of "Monitored Receivables" shall be deleted in its entirety.

          The words "and Monitored Receivables" shall be deleted from clause (i) of the definition of "Net Receivables Pool Balance."

          The following proviso shall be added to the end of the definition of "Net Receivables Pool Balance:"

               provided that for the purpose of calculating whether the Net
               --------
          Series Pool Balance exceeds the Required Net Series Pool Balance and whether the Net Purchaser Pool Balance exceeds the Required Net Purchaser Pool Balance (except with respect to the determination of amounts to be held in the Collection Account as Unallocated Collections pursuant to Section 4.05 of the Agreement), Net Receivables Pool Balance shall be increased by the aggregate amount of Unallocated Collections

          The second sentence of the definition of "Obligor" shall be deleted in its entirety and replaced with the following:

               An "Obligor" includes (i) customers billed by CSX Transportation for freight that is shipped either locally on CSX Transportation's lines or as part of an interline movement and (ii) other railroads in the case of interline freight receivables including those which settle though the Association of American Railroads draft settlement procedures.

          Clause (iv) of the definition of "Receivable" shall be deleted in its entirety and the word "and" at the end of clause (iii) shall be moved to the end of clause (ii).

          The following definitions shall be added to Section 1.01:

               "Fiscal Month" shall mean the monthly period consisting of 28 days in the case of the January, February, April, May, July, August, October and November months in each Fiscal Year and 35 days in the case of the March, June, September and December Fiscal Months in each Fiscal Year; provided that in 1999, and every seventh year thereafter,
                       --------
          the Fiscal Month of October will have 35 days. The Fiscal Month of January shall begin on the first day of the Fiscal Year and each Fiscal Month thereafter in such Fiscal Year shall begin on the day following the last day of the preceding Fiscal Month.

               "Fiscal Year" shall mean the yearly period beginning on the first day of each Fiscal Month of January and ending on the last day of each Fiscal Month of December.

          Section 2.01(a)
          ---------------

          The words "and Monitored Receivables" shall be deleted from Section 2.01(a).

          Section 2.05(f)
          ---------------

          The words ""Monitored Receivables"" and the comma immediately preceding shall be deleted from Section 2.05(f).

          Section 2.08(g)
          ---------------

          Each of the words following the words "CSX Transportation" in clause
     (g) of Section 2.08 shall be deleted and replaced with the words "CSX Corporation."

          Section 3.01
          ------------

          The words "or Monitored Receivables" and "Monitored Receivables or" shall be deleted from Sections 3.01(e) and (g), respectively.

          Section 3.04
          ------------

          The word "Seller" in the parenthetical in the second sentence of the third paragraph following the lettered paragraphs in Section 3.04 shall be replaced with the word "Servicer."

          Section 3.07
          ------------

          Section 3.07 shall be amended as follows:

               The references to "calendar year" in Section 3.07(a) and 3.07(b) shall be changed to read "Fiscal Year."

          Section 4.04(b)
          ---------------

               The words "Monitored Receivables or" shall be deleted from the proviso in Section 4.04(b).

          Section 9.01(a)
          ---------------

               The words "or CSX Transportation, as applicable," shall be inserted after the last two uses of the word "Seller" in Section 9.01(a).

          Section 9.01(b)
          ---------------

               The words "or CSX Transportation, as applicable," shall be inserted after each use of the word "Seller" in clause (i) of Section 9.01(a).

          Section 9.02
          ------------

          Section 9.02(a) and (b) shall be deleted in their entirety and replaced with the following:

               If an Insolvency Event occurs with respect to the Seller or the holder of the Seller Certificate, the Seller shall on the day such Insolvency Event occurs, immediately cease to transfer Receivables to the Trust and shall promptly give written notice of such event to the Trustee and each Purchaser Agent. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables, whenever created, shall continue to be a part of the Trust.

          Section 10.01
          -------------

               The words "and in and to the Receivables and the Collections thereof" shall be deleted from the end of the first sentence, which begins with the word "then," following paragraph (d) in Section 10.01.

          Article XI
          ----------

               The following section shall be added to the end of Article XI:

                    Section 11.17.  Investments.  Each item of the Trust Assets
                                    ------------
               that constitutes investment property shall be held by the Trustee through a securities intermediary, which securities intermediary shall agree with the

               Trustee that, notwithstanding any other provision of this Agreement, (i) such investment property shall at all times be credited to a securities account of the Trustee, (ii) such securities intermediary will comply with entitlement orders originated by the Trustee without further consent of any other person or entity, (iii) all property credited to such securities account shall be treated as a financial asset, (iv) such securities intermediary waives any lien on, security interest in, or right of setoff with respect to any property credited to such securities account, and (v) such agreement shall be governed by the laws of the State of New York. Terms used in this Section
               11.17 that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC.

          Section 12.01
          -------------

          The words "upon the earlier of (i) December 31, 2013, and (ii) the time provided in Section 9.02(b)" shall be replaced with the words "on December 31, 2013".

          Section 12.02
          -------------

          The reference to "calendar year" in the second sentence of Section 12.02(a) shall be changed to read "Fiscal Year."

          Section 13.01
          -------------

               Section 13.01 shall be amended to add the following subsection 13.01(l):

                    (l) Notwithstanding subsections (a), (c) and (f) of this
               Section 13.01, this Agreement and any Supplement will be amended by the Servicer, the Seller and the Trustee at the direction of the Seller without the consent of any Investor Certificateholder, Purchaser, Purchaser Agent or Enhancement Provider to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (x) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Internal Revenue Code and (y) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income, provided that (i) the Rating Agency Condition is
                       --------
               satisfied and (ii) such amendment does not affect the rights, duties or obligations of the Trustee hereunder; provided further
                                                               -------- -------
               that in the case of any Series or Purchased Interest outstanding on the date prior to the date of this Amendment, any such amendment shall be made pursuant to either subsection 13.01(a) or 13.01(c). The amendments which the Seller may make without the consent of any Investor Certificateholder, Purchaser, Purchaser Agent or Enhancement Provider pursuant to the preceding sentence may include, without limitation, the addition of a sale of Receivables and termination of the Trust upon the occurrence of an Insolvency Event pursuant to Section 9.01 hereof.

          Exhibit D
          ---------

          Exhibit D of the Agreement shall be amended as follows:

               The reference to "calendar year" in the parenthetical in the header of Exhibit D shall be changed to read "Fiscal Year."

               The reference to "calendar year ended December 31, ____" in paragraph 3 of Exhibit D shall be changed to read "Fiscal Year ended December __, _____."

               The reference to "year ended December 31, ___" in paragraph 5 of Exhibit D shall be changed to read "Fiscal Year ended December __, ____."

II.  Effective Date of Amendments
---------------------------------

          This Amendment shall be effective as of May __, 1998.

III.  Miscellaneous
-------------------

          (a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Agreement to the "Pooling and Servicing Agreement, "this Agreement", "hereof," "herein," or "hereunder" or words of like import referring to the Agreement, and each reference in any other agreement to "Pooling and Servicing Agreement," "the Agreement", "thereunder," "therein," or "thereof" or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Agreement, or constitute a waiver of any provision of any other agreement.

          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

          This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, we have set our hands as of the ____ day of May, 1998.


                                 CSX TRADE RECEIVABLES
                                 CORPORATION, as Seller


                                 by
                                    ------------------------------------
                                    Title:


                                 CSX TRANSPORTATION, INC., as Servicer


                                 by
                                    ------------------------------------
                                    Title:


                                 THE CHASE MANHATTAN BANK, as Trustee


                                  by
                                    ------------------------------------
                                    Title: